                                     [LETTERHEAD]



                                    March 6, 1997


SBS Technologies, Inc.
2400 Louisiana Blvd. NE
AFC Building 5, Suite 600
Albuquerque, NM 87110

Ladies and Gentlemen:

    We have participated in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission by SBS Technologies, Inc. ("Company") for the purpose of registering under the Securities Act of 1933, 600,000 shares ("Shares") of the no-par-value common stock of the Company issued or proposed to be issued under the Company's 1997 Employee Stock Purchase Plan and the Company's 1997 Employee Incentive Stock Option Plan (individually, the "Plan" and together, the "Plans").

    For purposes of this opinion, we have examined such records, certificates and documents, and such questions of law, as we have deemed necessary as a basis for the opinions hereafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to those opinions, we have relied upon statements and written information of representatives of the Company and of others.

    Based upon the foregoing and subject to the limitations set forth herein, it is our opinion that the Shares under the Plans have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Plan under which they are issued, will be legally issued, fully paid and non-assessable, assuming that the applicable option offering price, (as that term is defined in the Plan under which they are issued) is paid with respect to each Share before issuance, and full compliance with the Plan under which they are issued is otherwise made.


    We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Reoffer Prospectus forming part of


Opinion and Consent
Schuler, Messersmith & McNeill
Page 1
the Registration Statement. In giving that consent, we do not thereby admit that we are in the category of those persons whose consent is required under
Section 7 of the Securities Act of 1933.

    The opinions expressed in this letter are solely for your benefit and may not be relied upon by any other person or used in any manner or for any purpose except as specifically provided for in this letter.

                                       Very truly yours,

                                       /s/Schuler, Messersmith & McNeill

                                       Schuler, Messersmith & McNeill


Opinion and Consent
Schuler, Messersmith & McNeill
Page 2